Exhibit 99.1

PRESS RELEASE

For further information, contact:

David W. Pijor, Chairman and Chief Executive Officer

Phone: (703) 436-3802

Email: dpijor@fvcbank.com

Patricia A. Ferrick, President

Phone: (703) 436-3822

Email: pferrick@fvcbank.com

FOR IMMEDIATE RELEASE — July 18, 2019

FVCBankcorp, Inc. Announces

Record Earnings for Second Quarter 2019

Fairfax, VA-FVCBankcorp, Inc. (NASDAQ:FVCB) (the “Company”) today reported second quarter 2019 net income of $4.1 million, or $0.28 diluted earnings per share, compared to $3.1 million, or $0.26 diluted earnings per share, for the quarterly period ended June 30, 2018.  Weighted-average common shares outstanding for the diluted earnings per share calculations were 14.8 million and 12.1 million for the three months ended June 30, 2019 and 2018, respectively, reflecting the increase from shares issued in 2018 for the initial public offering and acquisition of Colombo Bank (“Colombo”).

For the six month period ended June 30, 2019, net income was $8.0 million, or $0.54 per diluted earnings per share, compared to $6.1 million, or $0.50 diluted earnings per share, for the six month period ended June 30, 2018.  Before merger-related expenses net of taxes, net income for the six months ended June 30, 2019 was $8.1 million, or $0.55 per diluted share and for the prior year net income for the six month period was $6.4 million, or $0.53 diluted earnings per share.

Return on average assets was 1.13% and return on average equity was 9.78% for the second quarter of 2019.  For the comparable quarterly June 30, 2018 period, return on average assets was 1.13% and return on average equity was 12.00%.  For the six months ended June 30, 2019 and 2018, return on average assets was 1.14% and 1.13%, respectively.  Return on average equity for the six months ended June 30, 2019 and 2018 was 9.76% and 12.02%, respectively.

Selected Highlights

•                  Record Earnings.  Earnings increased $1.0 million, or 33%, to $4.1 million for the second quarter of 2019 as compared to the same 2018 period.  Net interest margin increased to 3.59% for the quarter ended June 30, 2019 compared to 3.50% for the year ago quarter ended June 30, 2018, and decreased from 3.65% for the linked quarter ended March 31, 2019.

•                  Strong Loan Growth.  Total loans, net of deferred fees, totaled $1.23 billion at June 30, 2019, an increase of $55.4 million, or 19% annualized, from March 31, 2019. Year-over-year loan growth was $278.7 million, or 29% from June 30, 2018 to June 30, 2019. Excluding the $110 million of loans associated with the Colombo acquisition, organic growth was $168 million, or 18%.

•                  Sound Asset Quality.  Asset quality remains strong, with nonperforming loans and loans past due 90 days or more as a percentage of total assets of 0.67% at June 30, 2019.  Nonperforming loans and loans past due 90 days or more totaled $10.0 million at June 30, 2019, of which $2.9 million were acquired loans from Colombo.

•                  Strong Core Deposit Growth.  Total deposits increased $56.7 million, to $1.27 billion at June 30, 2019, or 19% annualized, from March 31, 2019.  Noninterest-bearing deposits increased $37.4 million, or 16% during 2019 and represent 21% of the total deposit base at June 30, 2019.

•                  Improved Tangible Book Value.  Tangible book value per share at June 30, 2019 was $11.70, a 25% increase from $9.38 at June 30, 2018.

“I continue to be pleased with how our Company performed during the second quarter of 2019.  FVCbank has consistently reported record earnings which has been driven by strong loan and deposit growth, a direct result of our expanded regional presence and the strength of our business development teams,” stated David W. Pijor, Chairman and CEO.

Balance Sheet

Total assets increased to $1.48 billion at June 30, 2019 compared to $1.14 billion at June 30, 2018, an increase of $345.2 million, or 30%. Loans receivable, net of deferred fees, totaled $1.23 billion at June 30, 2019, compared to $955.6 million at June 30, 2018, an increase of $278.7 million, or 29%. Excluding the $110 million of loans associated with the Colombo acquisition, organic growth was $168 million, or 18%.  During the second quarter of 2019, average loans grew $70.0 million, or 25% annualized. During the quarter, loan originations totaled approximately $114 million, of which $77 million funded during the quarter.

Investment securities increased $17.4 million to $136.2 million at June 30, 2019, compared to $118.8 million at June 30, 2018.

Total deposits increased to $1.27 billion at June 30, 2019 compared to $1.01 billion at June 30, 2018, an increase of $260.5 million, or 26%. Core deposits, which represent total deposits less wholesale deposits, increased $255.5 million or 27% to $1.19 billion at June 30, 2019 compared to $931.6 million at June 30, 2018.  Wholesale deposits totaled $82.2 million, or 6% of total deposits at June 30, 2019, a decrease of $33.2 million from March 31, 2019.  Noninterest-bearing deposits increased $17.0 million to $270.7 million at June 30, 2019 from $253.7 million at March 31, 2019, and represented 21% of total deposits at June 30, 2019.

Income Statement

Net interest income totaled $12.4 million, an increase of $3.0 million, or 32%, for the quarter ended June 30, 2019, compared to the year ago quarter, and an increase of $607 thousand, or 5% compared to the first quarter of 2019. The Company’s net interest margin increased 9 basis points to 3.59% for the quarter ended June 30, 2019 compared to 3.50% for the quarter ended June 30, 2018. On a linked quarter basis, net interest margin decreased 6 basis points from 3.65% for the three months ended March 31, 2019, primarily a result of a decrease in acquired loan accretion and an increase in the cost of interest-bearing deposits. For the six months ended June 30, 2019, net interest income was $24.1 million compared to $18.1 million for the year to date period ended June 30, 2018, an increase of $6.0 million, or 33%.

Cost of deposits, which include noninterest-bearing deposits, for the second quarter of 2019 was 1.36%, compared to 0.95% for the second quarter of 2018, reflecting the increased rate environment from a year ago.  The Company has also been successful in adding several new customer relationships at current market rates which have contributed to the increase in deposit costs year-over-year. The average yield for the loan portfolio for the second quarter of 2019 was 5.24% compared to 4.86% for the year ago quarter, and 5.23% for the quarter ended March 31, 2019. Included in net interest income for the second quarter of 2019 is $222 thousand in acquired loan accretion associated with the Company’s acquired loan portfolio, which has contributed to the increase in margin.  Acquired loan accretion was $245 thousand for the first quarter of 2019.

Noninterest income totaled $539 thousand and $363 thousand for the quarters ended June 30, 2019 and 2018, respectively.  Fee income from loans was $53 thousand, an increase of $49 thousand for the quarter ended June 30, 2019 compared to 2018, primarily a result of an increase in commercial loan fee income.  Compared to the quarter ended March 31, 2019, fees on loans decreased $294 thousand, all of which was a result of a decrease in loan swap fee income during the quarter ended June 30, 2019.  Service charges on deposit accounts and other fee income totaled $376 thousand for the second quarter of 2019, an increase of 50% or $125 thousand from the year ago quarter.  This increase in deposit fee income resulted from the increase in core deposit relationships, both organic and acquired, year over year.  Noninterest income for the year to date period ended June 30, 2019 was $1.3 million, compared to $748 thousand for the 2018 year to date period, an increase of $529 thousand, or 71%, which was primarily driven by loan swap fee income and service charges on deposit accounts.

Noninterest expense totaled $7.3 million for the quarter ended June 30, 2019, compared to $5.8 million for the same three-month period of 2018. Approximately $893 thousand of the increase in noninterest expense from the year ago quarter is attributable to expenses associated with Colombo’s former operations, in addition to merger-related expenses of $16 thousand for the three months ended June 30, 2019.  Salary and compensation related expenses increased $921 thousand, or 28%, for the quarter ended June 30, 2019, compared to the same three-month period of 2018, resulting from the increase in staffing from the acquisition and increases in back-office support staff. Occupancy and equipment expense increased $293 thousand year-over-year primarily as a result of the branch locations acquired from Colombo.  Increases in data processing and network administration, franchise taxes and other operating expenses for the quarter ended June 30, 2019 compared to the same three-month period of 2018 is primarily growth related. On a linked quarter basis, noninterest expense increased $372 thousand from the three months ended March 31, 2019, primarily a result of salary increases related to the Company’s annual performance review process and an increase in the variable component to employee compensation.  For the six months ended June 30, 2019 and 2018, noninterest expense was $14.2 million and $11.1 million, respectively, the increase of which relates directly to the addition of Colombo to the Company’s expense structure.

The efficiency ratio for the quarter ended June 30, 2019 was 56.4%, a decrease from 59.9% from the year ago quarter.  The efficiency ratios for the six months ended June 30, 2019 and 2018, excluding merger-related expenses were 55.5% and 56.6%, respectively.

Asset Quality

The Company recorded provision for loan losses of $505 thousand for the three months ended June 30, 2019, compared to $281 thousand for the year ago quarter.  Year to date provision expense for 2019 was $1.0 million compared to $639 thousand for the 2018 year to date period. Asset quality remains strong as nonperforming loans and loans ninety days or more past due totaled $10.2 million, or 0.68% of total assets, of which $2.7 million related to acquired loans. All of the Company’s nonperforming loans are secured with three loans having specific reserves totaling $325 thousand.  There were no performing troubled debt restructurings (“TDR”) at June 30, 2019, compared to $4.1 million at March 31, 2019, which is now included as part of the nonperforming loan portfolio and represents the decline in the allowance to nonperforming loans ratio. Nonperforming assets (including TDRs and other real estate owned) to total assets was 0.93% at June 30, 2019 compared to 0.83% for March 31, 2019.  The allowance for loan losses to total loans was 0.81% for each of the periods ended June 30, 2019 and December 31, 2018. The allowance for loan losses on the Company’s originated portfolio was 0.89% of loans outstanding at June 30, 2019 versus 0.92% at December 31, 2018, a result of acquired loans maturing and moving to the originated portfolio at renewal.  One charge-off of $20 thousand was recorded during the second quarter of 2019 which was related to the Company’s purchased consumer installment loan portfolio.

About FVCBankcorp Inc.

FVCBankcorp, Inc. is the holding company for FVCbank, a wholly-owned subsidiary of FVCB which commenced operations in November 2007. FVCbank is a $1.48 billion Virginia-chartered community bank serving the banking needs of commercial businesses, nonprofit organizations, professional service entities, their owners and employees located in the greater Baltimore and Washington D.C., metropolitan areas. Locally owned and managed, FVCbank is based in Fairfax, Virginia, and has 11 full-service offices in Arlington, Ashburn, Fairfax, Manassas, Reston and Springfield, Virginia, Washington D.C., and Baltimore, Bethesda, Rockville and Silver Spring, Maryland.

For more information on the Company’s selected financial information, please visit the Investor Relations page of FVCBankcorp Inc.’s website, www.fvcbank.com.

Caution about Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited, statements of goals, intentions, and expectations as to future trends, plans, events or results of the Company’s operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein.  These forward-looking statements are based on current beliefs that involve significant risks, uncertainties, and assumptions. Factors that could cause the Company’s actual results to differ materially from those indicated in these forward-looking statements, include, but are not limited to, the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and in other periodic and current reports filed with the Securities and Exchange Commission. Because of these uncertainties and the assumptions on which the forward-looking statements are based, actual operations and results in the future may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance.

###

FVCBankcorp, Inc.

Selected Financial Data

(Dollars in thousands, except share data and per share data)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,		For the Three Months Ended
	2019	2018	2019	2018	3/31/2019	12/31/2018
Selected Balances
Total assets	$1,484,600	$1,139,449			$1,419,763	$1,351,576
Total investment securities	141,611	122,644			144,865	130,597
Total loans, net of deferred fees	1,234,372	955,641			1,178,941	1,136,743
Allowance for loan losses	(9,996)	(8,298)			(9,512)	(9,159)
Total deposits	1,269,374	1,008,896			1,212,695	1,162,440
Subordinated debt	24,447	24,367			24,427	24,407
Total stockholders’ equity	170,163	103,966			163,993	158,336
Summary Results of Operations
Interest income	$16,990	$12,070	$32,950	$23,411	$15,960	$15,640
Interest expense	4,619	2,714	8,815	5,292	4,196	3,823
Net interest income	12,371	9,356	24,135	18,119	11,764	11,817
Provision for loan losses	505	281	1,020	639	515	930
Net interest income after provision for loan losses	11,866	9,075	23,115	17,480	11,249	10,887
Noninterest income - loan fees, service charges and other	429	255	1,062	529	633	519
Noninterest income - bank owned life insurance	110	108	215	219	105	109
Noninterest income - gain (loss) on securities sold	—	—	—	—	—	(462)
Noninterest expense	7,276	5,822	14,180	11,082	6,904	9,419
Income before taxes	5,129	3,616	10,212	7,146	5,083	1,634
Income tax expense	1,044	539	2,201	1,072	1,157	224
Net income	4,085	3,077	8,011	6,074	3,926	1,410
Per Share Data
Net income, basic	$0.30	$0.28	$0.58	$0.55	$0.29	$0.10
Net income, diluted	$0.28	$0.26	$0.54	$0.50	$0.27	$0.10
Book value	$12.30	$9.39			$11.92	$11.55
Tangible book value	$11.70	$9.38			$11.32	$10.90
Shares outstanding	13,839,772	11,076,266			13,755,249	13,712,615
Selected Ratios
Net interest margin (2)	3.59%	3.50%	3.62%	3.45%	3.65%	3.59%
Return on average assets (2)	1.13%	1.13%	1.14%	1.13%	1.16%	0.42%
Return on average equity (2)	9.78%	12.00%	9.76%	12.02%	9.74%	3.65%
Efficiency (1)	56.36%	59.90%	55.80%	58.74%	55.22%	75.69%
Loans, net of deferred fees to total deposits	97.24%	94.72%			97.22%	97.79%
Noninterest-bearing deposits to total deposits	21.33%	28.19%			20.92%	20.07%
Reconciliation of Net Income (GAAP) to Operating Earnings (Non-GAAP) (3)
Net income (from above)	$4,085	$3,077	$8,011	$6,074	$3,926	$1,410
Add: Merger and acquisition expense	16	397	83	397	67	2,668
Add: Loss on sales of securities available-for-sale	—	—	—	—	—	462
Less: provision for income taxes associated with merger and acquisition expense	(4)	(83)	(19)	(83)	(15)	(649)
Net income, as adjusted	$4,097	$3,391	$8,075	$6,388	$3,978	$3,891
Net income, diluted, on an operating basis	$0.28	$0.28	$0.55	$0.53	$0.27	$0.26
Return on average assets (non-GAAP operating earnings)	1.13%	1.24%	1.15%	1.19%	1.17%	1.16%
Return on average equity (non-GAAP operating earnings)	9.81%	13.23%	9.84%	12.64%	9.86%	10.07%
Efficiency ratio (non-GAAP operating earnings)	56.24%	55.82%	55.47%	56.63%	54.69%	54.25%
Capital Ratios - Bank
Tangible common equity (to tangible assets)	10.97%	9.12%			11.03%	11.16%
Total capital (to risk weighted assets)	13.21%	12.79%			13.21%	14.02%
Common equity tier 1 capital (to risk weighted assets)	12.49%	12.00%			12.50%	13.27%
Tier 1 capital (to risk weighted assets)	12.49%	12.00%			12.50%	13.27%
Tier 1 leverage (to average assets)	12.10%	11.58%			12.57%	12.41%
Asset Quality
Nonperforming loans and loans 90+ past due	$9,989	$938			$3,791	$3,211
Performing troubled debt restructurings (TDRs)	—	1,600			4,092	203
Other real estate owned	3,866	3,866			3,866	4,224
Nonperforming loans and loans 90+ past due to total assets (excl. TDRs)	0.67%	0.08%			0.27%	0.24%
Nonperforming assets to total assets	0.93%	0.42%			0.54%	0.55%
Nonperforming assets (including TDRs) to total assets	0.93%	0.56%			0.83%	0.57%
Allowance for loan losses to loans	0.81%	0.87%			0.81%	0.81%
Allowance for loan losses to nonperforming loans	100.07%	884.65%			250.91%	285.24%
Net charge-offs (recovery)	$20	$85	$182	$66	$162	$347
Net charge-offs (recovery) to average loans (2)	0.01%	0.04%	0.03%	0.01%	0.06%	0.13%
Selected Average Balances
Total assets	$1,444,588	$1,092,950	$1,399,949	$1,074,807	$1,354,814	$1,341,991
Total earning assets	1,384,516	1,069,035	1,346,110	1,051,330	1,307,278	1,305,573
Total loans, net of deferred fees	1,207,933	930,133	1,173,134	912,025	1,137,948	1,101,539
Total deposits	1,228,595	958,304	1,188,841	940,066	1,148,646	1,141,500
Other Data
Noninterest-bearing deposits	$270,711	$284,452			$253,723	$233,318
Interest-bearing checking, savings and money market	596,701	396,667			546,067	533,732
Time deposits	319,740	250,492			297,469	310,985
Wholesale deposits	82,222	77,285			115,436	84,405

(1)  Efficiency ratio is calculated as noninterest expense divided by the sum of net interest income and noninterest income, excluding gains on sales of investment securities and other real estate owned.

(2)  Annualized.

(3)  Some of the financial measures discussed throughout the press release are “non-GAAP financial measures.” In accordance with SEC rules, the Company classifies a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP in our statements of income, balance sheets or statements of cash flows.

FVCBankcorp, Inc.

Summary Consolidated Statements of Condition

(Dollars in thousands)

(Unaudited)

			% Change			% Change
			Current			From
	6/30/2019	3/31/2019	Quarter	12/31/2018	6/30/2018	Year Ago

Cash and due from banks	$15,201	$13,404	13.4%	$9,435	$6,309	140.9%
Interest-bearing deposits at other financial institutions	29,149	30,359	-4.0%	34,060	30,734	-5.2%
Investment securities	136,232	139,474	-2.3%	125,298	118,844	14.6%
Restricted stock, at cost	5,379	5,391	-0.2%	5,299	3,800	41.6%
Loans, net of fees:
Commercial real estate	733,354	693,439	5.8%	682,203	572,039	28.2%
Commercial and industrial	134,466	137,869	-2.5%	137,080	110,359	21.8%
Commercial construction	217,105	187,760	15.6%	152,526	138,973	56.2%
Consumer residential	124,933	132,638	-5.8%	132,280	106,747	17.0%
Consumer nonresidential	24,514	27,235	-10.0%	32,654	27,523	-10.9%
Total loans, net of fees	1,234,372	1,178,941	4.7%	1,136,743	955,641	29.2%
Allowance for loan losses	(9,996)	(9,512)	5.1%	(9,159)	(8,298)	20.5%
Loans, net	1,224,376	1,169,429	4.7%	1,127,584	947,343	29.2%

Premises and equipment, net	2,049	2,218	-7.6%	2,271	1,401	46.3%
Goodwill and intangibles, net	8,223	8,342	-1.4%	8,443	88	9,244.3%
Bank owned life insurance (BOLI)	26,621	16,511	61.2%	16,406	16,187	64.5%
Other real estate owned	3,866	3,866	0.0%	4,224	3,866	0.0%
Other assets	33,504	30,769	8.9%	18,556	10,877	208.0%

Total Assets	$1,484,600	$1,419,763	4.6%	$1,351,576	$1,139,449	30.3%

Deposits:
Noninterest-bearing	$270,711	$253,723	6.7%	$233,318	$284,452	-4.8%
Interest-bearing checking	301,319	284,150	6.0%	312,446	222,522	35.4%
Savings and money market	295,382	261,917	12.8%	221,286	174,145	69.6%
Time deposits	319,740	297,469	7.5%	310,985	250,492	27.6%
Wholesale deposits	82,222	115,436	-28.8%	84,405	77,285	6.4%
Total deposits	1,269,374	1,212,695	4.7%	1,162,440	1,008,896	25.8%

Subordinated notes, net of issuance costs	24,447	24,427	0.1%	24,407	24,367	0.3%
Other liabilities	20,616	18,648	10.6%	6,393	2,220	828.6%

Stockholders’ equity	170,163	163,993	3.8%	158,336	103,966	63.7%

Total Liabilities & Stockholders’ Equity	$1,484,600	$1,419,763	4.6%	$1,351,576	$1,139,449	30.3%

FVCBankcorp, Inc.

Summary Consolidated Income Statements

(In thousands, except per share data)

(Unaudited)

	For the Three Months Ended
			% Change		% Change
			Current		From
	6/30/2019	3/31/2019	Quarter	6/30/2018	Year Ago

Net interest income	$12,371	$11,764	5.2%	$9,356	32.2%
Provision for loan losses	505	515	-1.9%	281	79.7%
Net interest income after provision for loan losses	11,866	11,249	5.5%	9,075	30.8%

Noninterest income:
Fees on Loans	53	347	-84.7%	4	1,225.0%
Service charges on deposit accounts	229	182	25.8%	152	50.7%
BOLI income	110	105	4.8%	108	1.9%
Other fee income	147	104	41.3%	99	48.5%
Total noninterest income	539	738	-27.0%	363	48.5%

Noninterest expense:
Salaries and employee benefits	4,245	3,938	7.8%	3,324	27.7%
Occupancy and equipment expense	873	827	5.6%	580	50.5%
Data processing and network administration	343	439	-21.9%	272	26.1%
State franchise taxes	426	422	0.9%	296	43.9%
Professional fees	274	130	110.8%	132	107.6%
Merger and acquisition expense	16	67	-76.1%	397	100.0%
Other operating expense	1,099	1,081	1.7%	821	33.9%
Total noninterest expense	7,276	6,904	5.4%	5,822	25.0%
Net income before income taxes	5,129	5,083	0.9%	3,616	41.8%
Income tax expense	1,044	1,157	-9.8%	539	93.6%
Net Income	$4,085	$3,926	4.0%	$3,077	32.8%

Earnings per share - basic	$0.30	$0.29	3.5%	$0.28	6.0%
Earnings per share - diluted	$0.28	$0.27	3.8%	$0.26	8.1%
Weighted-average common shares outstanding - basic	13,802,712	13,724,232		11,023,775
Weighted-average common shares outstanding - diluted	14,817,462	14,779,955		12,063,423

Reconciliation of Net Income (GAAP) to Operating Earnings (Non-GAAP):
GAAP net income reported above	$4,085	$3,926		$3,077
Add: Merger and acquisition expense above	16	67		397
Subtract: provision for income taxes associated with merger and acquisition expense	(4)	(15)		(83)
Net Income, excluding above merger and acquisition charges	$4,097	$3,978		$3,391
Earnings per share - basic (excluding merger and acquisition charges)	$0.30	$0.29		$0.31
Earnings per share - diluted (excluding merger and acquisition charges)	$0.28	$0.27		$0.28

Return on average assets (non-GAAP operating earnings)	1.13%	1.17%		1.24%
Return on average equity (non-GAAP operating earnings)	9.81%	9.86%		13.23%
Efficiency ratio (non-GAAP operating earnings)	56.24%	54.69%		55.82%

FVCBankcorp, Inc.

Summary Consolidated Income Statements

(In thousands, except per share data)

(Unaudited)

	For the Six Months Ended
			% Change
			From
	6/30/2019	6/30/2018	Year Ago

Net interest income	$24,135	$18,119	33.2%
Provision for loan losses	1,020	639	59.6%
Net interest income after provision for loan losses	23,115	17,480	32.2%

Noninterest income:
Fees on Loans	400	62	545.2%
Service charges on deposit accounts	411	293	40.3%
BOLI income	215	219	-1.8%
Other fee income	251	174	44.3%
Total noninterest income	1,277	748	70.7%

Noninterest expense:
Salaries and employee benefits	8,183	6,509	25.7%
Occupancy and equipment expense	1,700	1,152	47.6%
Data processing and network administration	782	541	44.5%
State franchise taxes	848	592	43.2%
Professional fees	404	288	40.3%
Merger and acquisition expense	83	397	100.0%
Other operating expense	2,180	1,603	36.0%
Total noninterest expense	14,180	11,082	28.0%
Net income before income taxes	10,212	7,146	42.9%
Income tax expense	2,201	1,072	105.4%
Net Income	$8,011	$6,074	31.9%

Earnings per share - basic	$0.58	$0.55	5.2%
Earnings per share - diluted	$0.54	$0.50	7.8%
Weighted-average common shares outstanding - basic	13,763,472	10,978,846
Weighted-average common shares outstanding - diluted	14,798,708	12,092,505

Reconciliation of Net Income (GAAP) to Operating Earnings (Non-GAAP):
GAAP net income reported above	$8,011	$6,074
Add: Merger and acquisition expense above	83	397
Subtract: provision for income taxes associated with merger and acquisition expense	(19)	(83)
Net Income, excluding above merger and acquisition charges	$8,075	$6,388
Earnings per share - basic (excluding merger and acquisition charges)	$0.59	$0.58
Earnings per share - diluted (excluding merger and acquisition charges)	$0.55	$0.53

Return on average assets (non-GAAP operating earnings)	1.15%	1.19%
Return on average equity (non-GAAP operating earnings)	9.84%	12.64%
Efficiency ratio (non-GAAP operating earnings)	55.47%	56.63%

FVCBankcorp, Inc.

Average Statements of Condition and Yields on Earning Assets and Interest-Bearing Liabilities

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended
	6/30/2019		3/31/2019		6/30/2018
	Average	Average	Average	Average	Average	Average
	Balance	Yield	Balance	Yield	Balance	Yield
Interest-earning assets:
Loans receivable, net of fees (1)
Commercial real estate	$717,248	4.86%	$679,268	4.72%	$564,251	4.59%
Commercial and industrial	135,335	6.07%	134,803	6.63%	105,175	5.65%
Commercial construction	198,927	5.71%	158,880	5.73%	123,262	5.32%
Consumer residential	129,605	5.25%	133,939	5.26%	108,451	4.51%
Consumer nonresidential	26,818	7.70%	31,058	7.58%	28,994	6.40%
Total loans	1,207,933	5.24%	1,137,948	5.23%	930,133	4.86%

Investment securities (2)(3)	144,056	2.73%	144,109	2.72%	123,488	2.43%
Interest-bearing deposits at other financial institutions	32,527	2.39%	25,221	1.95%	15,414	0.83%
Total interest-earning assets	1,384,516	4.91%	1,307,278	4.88%	1,069,035	4.52%

Non-interest earning assets:
Cash and due from banks	7,597		5,807		2,348
Premises and equipment, net	2,152		2,294		1,394
Accrued interest and other assets	60,016		48,489		28,361
Allowance for loan losses	(9,693)		(9,054)		(8,188)

Total Assets	$1,444,588		$1,354,814		$1,092,950

Interest-bearing liabilities:
Interest checking	$301,132	1.28%	$296,010	1.27%	$195,130	1.00%
Savings and money market	275,129	1.54%	235,926	1.46%	194,327	1.03%
Time deposits	299,551	2.17%	307,780	1.93%	249,664	1.47%
Wholesale deposits	88,064	2.52%	74,781	2.42%	91,028	1.70%
Total interest-bearing deposits	963,876	1.74%	914,497	1.66%	730,149	1.26%

Other borrowed funds	4,754	2.65%	9,302	2.68%	6,627	2.00%
Subordinated notes, net of issuance costs	24,434	6.48%	24,414	6.56%	24,354	6.51%
Total interest-bearing liabilities	993,064	1.87%	948,213	1.79%	761,130	1.43%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	264,719		234,149		228,155
Other liabilities	19,776		11,170		1,132

Stockholders’ equity	167,029		161,282		102,533

Total Liabilities and Stockholders’ Equity	$1,444,588		$1,354,814		$1,092,950

Net Interest Margin (1)		3.59%		3.65%		3.50%

(1)        Non-accrual loans are included in average balances.

(2)        The average yields for investment securities are reported on a fully taxable-equivalent basis at a rate of 22.5%.

(3)        The average balances for investment securities includes restricted stock.

FVCBankcorp, Inc.

Average Statements of Condition and Yields on Earning Assets and Interest-Bearing Liabilities

(Dollars in thousands)

(Unaudited)

	For the Six Months Ended
	6/30/2019		6/30/2018
	Average	Average	Average	Average
	Balance	Yield	Balance	Yield
Interest-earning assets:
Loans receivable, net of fees (1)
Commercial real estate	$698,363	4.79%	$551,364	4.61%
Commercial and industrial	135,070	6.35%	99,915	5.42%
Commercial construction	179,014	5.71%	122,725	5.08%
Consumer residential	131,760	5.25%	108,632	4.41%
Consumer nonresidential	28,927	7.64%	29,389	6.31%
Total loans	1,173,134	5.23%	912,025	4.79%

Investment securities (2)(3)	144,082	2.72%	123,176	2.40%
Interest-bearing deposits at other financial institutions	28,894	2.20%	16,129	0.96%
Total interest-earning assets	1,346,110	4.90%	1,051,330	4.46%

Non-interest earning assets:
Cash and due from banks	6,707		2,440
Premises and equipment, net	2,223		1,312
Accrued interest and other assets	54,284		27,734
Allowance for loan losses	(9,375)		(8,009)

Total Assets	$1,399,949		$1,074,807

Interest-bearing liabilities:
Interest checking	$298,585	1.28%	$191,212	0.94%
Savings and money market	255,636	1.51%	191,634	0.99%
Time deposits	303,643	2.07%	256,661	1.43%
Wholesale deposits	81,459	2.49%	99,102	1.57%
Total interest-bearing deposits	939,323	1.70%	738,609	1.21%

Other borrowed funds	7,015	2.67%	7,472	1.84%
Subordinated notes, net of issuance costs	24,424	6.52%	24,344	6.54%
Total interest-bearing liabilities	970,762	1.83%	770,425	1.39%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	249,518		201,457
Other liabilities	15,498		1,821

Stockholders’ equity	164,171		101,104

Total Liabilities and Stockholders’ Equity	$1,399,949		$1,074,807

Net Interest Margin (1)		3.62%		3.45%

(1)        Non-accrual loans are included in average balances.

(2)        The average yields for investment securities are reported on a fully taxable-equivalent basis at a rate of 22.5%.

(3)        The average balances for investment securities includes restricted stock.